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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   -----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 19, 1996

                             WHIRLPOOL CORPORATION
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                 1-3932            38-1490038
     ----------------------------   ---------------   -------------------
     (State or other jurisdiction   (Commision File    (I.R.S. Employer
           of incorporation)            number)       Identification No.)


    2000 M63 North,  Benton Harbor, Michigan                    49022-2692
    ----------------------------------------------------------------------
    (Address of principal executive officers)                   (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code

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Item 5.   Other Events

     This report is filed for the purpose of updating the Company's description of its capital stock.

COMMON AND PREFERRED STOCK

     The Company is authorized to issue 250 million shares of common stock, par value $1.00 per share, of which 80,836,208 million shares of common stock were outstanding as of April 19, 1996 (the "Common Stock"). The Company is also authorized to issue 10 million shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). No Preferred Stock is currently outstanding.

     Subject to the rights of the holders of any series of Preferred Stock which may be outstanding from time to time, each share of Common Stock is entitled to one vote on all matters presented to the stockholders, with no cumulative voting rights; to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and in the event of liquidation or dissolution of the Company, to share ratably in any distribution of the Company's assets. Holders of shares of Common Stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares; and no redemption or sinking fund provisions are applicable. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK PURCHASE RIGHTS

     During 1988, the Company issued a dividend distribution of one Preferred Stock Purchase Right ("Rights") for each outstanding share of Common Stock pursuant to a Rights Agreement, dated as of May 12, 1988, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement"). The Rights, which expire May 23, 1998, will become exercisable 10 days after a person or group either becomes the beneficial owner of 20% or more of the Common Stock or commences a tender or exchange offer that would result in such person or group beneficially owning 25% or more of the outstanding Common Stock (a "Distribution Date"). Each Right entitles the holder to purchase from the Company one newly issued unit consisting of 1/100 of a share of Series A Participant Cumulative Preferred Stock at an exercise price of $100.00, subject to adjustment.

     If (i) any person or group becomes the beneficial owner of 25% or more of the Common Stock or (ii) the Company is the surviving corporation in a merger with a 20% or more stockholder and its Common Stock is not changed or converted or (iii) a 20% or more stockholder engages in certain self-dealing transactions with the Company, then each Right not owned by such person or group will entitle the holder to purchase at the Right's then current exercise price shares of Common Stock having a value of twice the Right's then current exercise price. In addition, if the Company is involved in a merger in which its Common Stock is converted or sells 50% or more of its assets, each Right will entitle its holder to purchase for the
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then current exercise price shares of common stock of the acquiring successor company having a value of twice the Right's then current exercise price.

     The Company will be entitled to redeem the Rights in whole but not in part at $.05 per Right at any time prior to the expiration of a 10-day period (subject to extension by the board of directors of the Company) following public announcement of the existence of a 20% holder or of a 25% or more tender offer. Until such time as the Rights become exercisable, the Rights have no voting or dividend privileges and are attached to and do not trade separately from the Common Stock.

     As of April 19, 1996, one million shares of Preferred Stock are reserved for future exercises of Rights.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS.

     The Certificate of Incorporation, among other things, (i) provides for three classes of directors as nearly equal in number as possible, with the members of each class, in general, serving for a three year term and one class of directors elected each year, (ii) permits removal of directors only for cause, (iii) requires approval of certain business combinations and other transactions by the holders of 80% of the voting power of all then outstanding voting stock and the holders of a majority of the voting power of all then outstanding voting stock which is not held by a substantial stockholder, absent compliance with certain price and procedural requirements or specified directors' approval, if certain substantial stockholders are parties to the transaction or if their percentage equity interest in the Company or any subsidiary would be increased as a result of the transaction, (iv) requires advance notice of stockholder nominations for the election of directors to be given in the manner provided in the By-laws, (v) requires approval by the holders of 80% of the outstanding shares of Common Stock for stockholder amendments to the By-laws, (vi) requires that stockholder action be taken only at a meeting and (vii) requires approval by the holders of 80% of the outstanding shares of Common Stock to amend or repeal the provisions referred to in (i), (ii), (iv), (v) and (vi) above and approval by the holders of 80% of each class or series of outstanding stock and by the holders of a majority of the voting power of all then outstanding voting stock which is not held by a substantial stockholder to amend or repeal the provisions referred to in (iii) above, absent specified directors' approval. In addition, the Certificate of Incorporation provides that directors of the Company will not be liable for monetary damages in connection with any breach of their fiduciary duties (with certain exceptions) and for indemnification of directors, officers and certain other persons.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law generally restricts a corporation from entering into certain business combinations with an interested stockholder (defined as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock) or its affiliates unless (i) the transaction is approved by the board of directors of the corporation prior to such business combination, (ii) the interested stockholder acquires 85% of the

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corporation's voting stock in the same transaction in which it exceeds 15%, or
(iii) the business combination is approved by the board of directors and by a vote of two-thirds of the outstanding voting stock not owned by the interested stockholder. The Delaware General Corporation Law provides that a corporation may elect not to be governed by Section 203. At present, the Company does not intend to make such an election. Any such election would require the affirmative vote of a majority of the shares entitled to vote thereon and would not be effective until 12 months after such election. Section 203 may render more difficult a change in control of the Company or the removal of incumbent management.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WHIRLPOOL CORPORATION
                                 Registrant



Date: April 23, 1996          By:  /s/  Daniel F. Hopp
                                 --------------------------------------
                                 Name:  Daniel F. Hopp
                                 Title: Vice President, General
                                        Counsel and Secretary